Exhibit 10.8

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated as of February 23, 2021, is made and entered into by and between TCV Acquisition Holdings, a Cayman Islands limited liability company (the “Assignor”), TCV Acquisition Holdings, L.P., a Cayman Islands exempted limited partnership (the “Assignee”) and TCV Acquisition Corp., a Cayman Islands exempted company (the “Company”).

WHEREAS, the Company and the Assignor entered into that certain Securities Subscription Agreement, dated as of January 29, 2021, by and between the Assignor and the Company (the “Subscription Agreement”), pursuant to which the Company issued and sold 10,000,000 shares of the Company’s Class B ordinary shares, par value USD $0.0001 per share (the “Class B Ordinary Shares”), to the Assignor;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Assignor wishes to sell, assign and transfer the Class B Ordinary Shares to the Assignee, and the Assignee wishes to purchase the Class B Ordinary Shares from the Assignor and be bound by the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.           Assignment of Securities. The Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases, the Class B Ordinary Shares for an aggregate purchase price of USD $25,000.00. The Company hereby consents to the sale, assignment and transfer of the Class B Ordinary Shares to the Assignee and agrees to make appropriate updates to its books and records to reflect the Assignee’s ownership of the Class B Ordinary Shares as and from the date of this agreement.

Section 2.          No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3.          Representations. (a) The Assignee represents and warrants as follows: the Assignee hereby acknowledges that an investment in the Class B Ordinary Shares involves certain significant risks. The Assignee acknowledges and hereby agrees that the Class B Ordinary Shares will not be transferable under any circumstances unless the Class B Ordinary Shares are registered in accordance with federal and state securities laws or an exemption under such laws is available. The Assignee further acknowledges and hereby agrees that the Class B Ordinary Shares are subject to transfer restrictions and forfeiture provisions as set forth in the Subscription Agreement and the Letter Agreement to be entered into among the Company, the Assignee and the other individual parties thereto, and the lock-up provisions therein.

The Assignee further understands that any certificates evidencing the Class B Ordinary Shares will bear a legend (as provided in the Subscription Agreement) referring to the foregoing transfer restrictions. The Class B Ordinary Shares are being assigned solely for the Assignee’s own account, for investment purposes only, and are not being assigned with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Assignee has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Assignee is able to bear the risk of its investment for an indefinite period of time. The Assignee has been given the opportunity to (i) ask questions of and receive answers from the Assignor and the Company concerning the terms and conditions of the Class B Ordinary Shares, and the business and financial condition of the Company, and (ii) obtain any additional information that the Assignor possesses or can acquire without unreasonable effort or expense that is necessary to assist the Assignee in evaluating the advisability of the receipt of the Class B Ordinary Shares and an investment in the Company. The Assignee is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Assignee is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(b)        The Assignor represents and warrants that he has not engaged in any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act with respect to the offer and sale of the Class B Ordinary Shares.

Section 4.          Assignee’s Obligations. The Assignee hereby agrees that the Class B Ordinary Shares are subject to the restrictions and obligations set forth in the Subscription Agreement.

Section 5.         Assignment of Rights. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 6.         Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 7.         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ASSIGNOR:

TCV Acquisition Holdings

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Manager

ASSIGNEE:

TCV Acquisition Holdings, L.P.
By: TCV Acquisition Holdings, Ltd., its general partner

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Director

COMPANY:

TCV Acquisition Corp.

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Director

[Signature Page to Securities Assignment Agreement]